Exhibit 99.1

FOR IMMEDIATE RELEASE

William Lyon Homes Announces Pricing of 7.00% Senior Notes due 2022

NEWPORT BEACH, Calif. — July 31, 2014 — William Lyon Homes (NYSE: WLH) (the “Company”) today announced it has priced a private offering of $300 million in aggregate principal amount of 7.00% senior notes due 2022 (the “2022 Notes”) through its wholly owned subsidiary, WLH PNW Finance Corp. (the “Escrow Subsidiary”). The Company expects the 2022 Notes offering to close on August 11, 2014, subject to the satisfaction of customary closing conditions.

The Company intends to use the proceeds from this offering to finance a portion of the purchase price of its previously announced acquisition of the residential homebuilding business of Polygon Northwest Homes (the “Polygon Acquisition”), which is expected to close on or before August 15, 2014, subject to the satisfaction of certain closing conditions.

The 2022 Notes will initially be issued by the Escrow Subsidiary. Upon consummation of the Polygon Acquisition, the proceeds from the offering are expected to be released from escrow, Escrow Subsidiary will merge with and into William Lyon Homes, Inc., a California corporation and wholly owned subsidiary of the Company (“California Lyon”), with California Lyon continuing as the surviving entity, and California Lyon will be the obligor of the 2022 Notes. The 2022 Notes will be senior unsecured obligations of California Lyon and, after California Lyon becomes the obligor under the 2022 Notes, will be guaranteed by the Company and substantially all of the Company’s wholly-owned subsidiaries (which will include the entities acquired from Polygon Northwest Homes). If the Polygon Acquisition is not consummated, the proceeds held in escrow will be returned to the purchasers.

The 2022 Notes are being offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act. The 2022 Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release is neither an offer to sell nor a solicitation of an offer to buy the 2022 Notes or any other securities and shall not constitute an offer or a solicitation of an offer to buy, or a sale of, the 2022 Notes or any other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction. Any offer, if at all, will be made only pursuant to Rule 144A under the Securities Act.

Forward-Looking Statements

Statements contained in this release that state the Company’s or management’s intentions, expectations or predictions of the future are forward-looking statements. Specifically, the Company cannot assure you that the proposed notes transaction described above, or the Polygon Acquisition, as referenced above, will be consummated on the terms currently contemplated, if at all. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Additional information concerning factors that could cause actual results to differ materially is contained from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Company disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

About William Lyon Homes

Headquartered in Newport Beach, California, William Lyon Homes is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada and Colorado. Its core markets include Orange County, Los Angeles, San Diego, the San Francisco Bay Area, Phoenix, Las Vegas and Denver. William Lyon Homes has a distinguished legacy of more than 58 years of homebuilding operations, over which time it has sold in excess of 77,000 homes. William Lyon Homes markets and sells it homes under the William Lyon Homes brand in all of its markets except for in Colorado, where the Company operates under the Village Homes brand.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

WLH@finprofiles.com

Lisa Mueller

Financial Profiles, Inc.

(310) 622-8231

WLH@finprofiles.com

###